Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Clifford D. Corso, President and Chief Executive Officer, of The Managed Duration Investment Grade Municipal Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 4/6/2017	/s/ Clifford D. Corso
Clifford D. Corso, President and Chief Executive Officer
(principal executive officer)

I, Thomas E. Stabile, Treasurer, of The Managed Duration Investment Grade Municipal Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 4/6/2017	/s/ Thomas E. Stabile
Thomas E. Stabile, Treasurer
(principal financial officer)